ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES
DECEMBER 31, 2021 FINANCIAL POSITION AND Q4 RESULTS

VERO BEACH, Florida -- February 16, 2022 -- ARMOUR Residential REIT, Inc. (NYSE: ARR and ARR PRC) (“ARMOUR” or the “Company”) today announced the Company's December 31, 2021 financial position and Q4 results.

ARMOUR's December 31, 2021 Financial Position
◦Stockholders' equity totaled $1,143.6 million, including:
▪Common stock outstanding of 94,153,188 shares, and
▪7.00% Cumulative Redeemable Preferred C Stock ("Series C Preferred Stock") with liquidation preference totaling approximately $171 million.
◦Book value per common share was $10.33 per share.
◦Liquidity, including cash and unencumbered agency and U.S. government securities, was $848 million.
◦Portfolio composition was 98% Agency mortgage-backed securities ("MBS"), including To Be Announced ("TBA") Securities and 2% U.S. Treasury Securities.
◦Debt to equity ratio was 3.5 to 1 (based on repurchase agreements divided by stockholders’ equity). Leverage, including TBA Securities, was 7.4 to 1.
◦Interest Rate swap contracts totaled $7.2 billion of notional amount, representing 85.3% of total repurchase agreement and TBA Securities liabilities.
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ARMOUR's Q4 2021 Highlights
◦Paid common stock dividends of $0.10 per share per month.
◦Comprehensive loss of $(37.8) million, or $(0.44) per common share, which represents an annualized return of (13)% based on stockholders' equity at the beginning of the quarter.
◦Net interest income of $20.5 million.
◦Distributable Earnings (see explanation of non-GAAP measures on page 2) of $27.7 million which represents $0.27 per common share.
◦Issued 6,386,724 shares of common stock through at the market offering programs, raising $67.5 million of capital after fees and expenses.
◦Net interest margin increased to 1.75%, up 5 basis points from the prior quarter.

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ARMOUR Residential REIT, Inc. Announces December 31, 2021 Financial Position and Q4 Results

February 16, 2022
The major drivers of the change in the Company's financial position during Q4 were:

Q4 2021
(in millions)
Stockholders' Equity – Beginning	$1,143.7
Comprehensive Loss
Agency MBS including TBA Securities (1)
Loss on MBS	$(48.7)
Loss on TBA Securities	(7.1)
Interest rate swaps
Net interest expense	(6.6)
Unrealized gain	13.4
Net Interest Income (2)	20.5
Operating Expenses, net of Fee Waiver (3)	(9.3)
Total Comprehensive Loss	(37.8)

Capital Activities
Issuance of common stock	68.6
Dividends	(30.9)
Stockholders' Equity – Ending	$1,143.6
(1)Includes both realized and unrealized gains and losses.
(2)Includes MBS prepayments received in Q4 2021 of $2.1 million.
(3)See discussion below.

Book Value, September 30, 2021	$11.09
Comprehensive loss per common share	(0.44)
Less: Common dividends per common share	(0.30)
Capital Raising Activities	(0.02)
Book Value, December 31, 2021	$10.33

As previously reported, for Q4 2021, the Company’s external manager waived $2.0 million of its management fee to offset operating expenses. For Q1 2022, the Company’s external manager is continuing to voluntarily waive a portion of its contractual management fee at the rate of $0.65 million per month until further notice.
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ARMOUR Residential REIT, Inc. Announces December 31, 2021 Financial Position and Q4 Results

February 16, 2022

Condensed balance sheet information:	December 31, 2021
(in millions)
Assets
Cash	$338
Cash collateral posted to counterparties	19
Investments in securities, at fair value:
Agency Securities	4,407
U.S. Treasury Securities	199
Derivatives, at fair value	199
Accrued interest receivable	10
Subordinated loan to BUCKLER	105
Total Assets	$5,277

Liabilities:
Repurchase agreements	$3,948
Cash collateral posted by counterparties	171
Derivatives, at fair value	11
Accrued interest payable- repurchase agreements	1
Accounts payable and other accrued expenses	3
Total Liabilities	4,134

Stockholders’ Equity:
Additional paid-in capital	3,403
Accumulated deficit	(2,367)
Accumulated other comprehensive income	107
Total Stockholders’ Equity	$1,143
Total Liabilities and Stockholders’ Equity	$5,277

Distributable Earnings, Including TBA Drop Income
Distributable Earnings (defined in more detail below) is a non-GAAP measure defined as net interest income plus TBA Drop Income minus hedging costs and net operating expenses. Distributable Earnings differs from GAAP total comprehensive income, which include gains and losses and market value adjustments as described below.

For a portion of its Agency Securities the Company may enter into TBA forward contracts for the purchase or sale of Agency Securities at a predetermined price, face amount, issuer, coupon and stated maturity on an agreed-upon future date, but the particular Agency Securities to be delivered are not identified until shortly before the TBA settlement date. The Company accounts for TBA Agency Securities as derivative instruments if it is reasonably possible that it will not take or make physical delivery of the Agency Securities upon settlement of the contract. The Company may choose, prior to settlement, to
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ARMOUR Residential REIT, Inc. Announces December 31, 2021 Financial Position and Q4 Results

February 16, 2022
move the settlement of these securities out to a later date by entering into an offsetting short or long position (referred to as a “pair off”), net settling the paired off positions for cash, and simultaneously purchasing or selling a similar TBA Agency Security for a later settlement date. This transaction is commonly referred to as a “dollar roll.” The Company accounts for TBA dollar roll transactions as a series of derivative transactions.

Forward settling TBA contracts typically trade at a discount, or “Drop,” to the regular settled TBA contract to reflect the expected interest income on the underlying deliverable Agency Securities, net of an implied financing cost, which would have been earned by the buyer if the contract settled on the next regular settlement date. When the Company enters into TBA contracts to buy Agency Securities for forward settlement, it earns this “TBA Drop Income,” because the TBA contract is essentially a leveraged investment in the underlying Agency Securities. The amount of TBA Drop Income is calculated as the difference between the spot price of similar TBA contracts for regular settlement and the forward settlement price on the trade date. The Company generally accounts for TBA contracts as derivatives and TBA Drop Income is included as part of the periodic changes in fair value of the TBA contracts that the Company recognizes currently in the Other Income (Loss) section of its Consolidated Statement of Operations.

Regulation G Reconciliation
Distributable Earnings, including TBA Drop income, excludes gains or losses from securities sales and early termination of derivatives, market value adjustments (including impairments) and certain non-recurring expenses. The Company believes that Distributable Earnings is useful to investors because it is related to the amount of dividends the Company may distribute and is one of many factors considered by its Board of Directors in declaring dividends. However, because Distributable Earnings is an incomplete measure of the Company’s financial performance and involves differences from total comprehensive income (loss) computed in accordance with GAAP, Distributable Earnings should be considered as supplementary to, and not as a substitute for, the Company’s total comprehensive income (loss) computed in accordance with GAAP as a measure of the Company’s financial performance.

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ARMOUR Residential REIT, Inc. Announces December 31, 2021 Financial Position and Q4 Results

February 16, 2022
The elements of ARMOUR’s Distributable Earnings and a reconciliation of that Distributable Earnings to the Company’s Total Comprehensive Loss appears below:

Q4 2021 (unaudited)
($ in millions)
Net Interest Income	$20.5
TBA Drop Income	23.1
Less: Net interest expense on interest rate swaps	(6.6)
Operating Expenses, net of Fee Waiver	(9.3)
Distributable Earnings	$27.7
Less dividends on Preferred Stock	(3.0)
Distributable Earnings available to common stockholders	$24.7
Distributable Earnings per common share	$0.27

Distributable Earnings	$27.7
Loss on MBS	(48.7)
Loss on TBA Securities, less TBA Drop Income	(30.2)
Unrealized gain on interest rate swaps	13.4
Total Comprehensive Loss	$(37.8)
Less dividends on Preferred Stock	$(3.0)
Comprehensive loss related to common stockholders	$(40.8)
Weighted average common shares outstanding	91,576,970
Company Update
January 31, 2022 book value per common share was $9.76.
At the close of business on February 15, 2022:
◦Common stock outstanding of 96,005,859 shares; Series C Preferred Stock with liquidation preference totaling approximately $171 million.
◦Book value per common share was estimated to be $9.17.
◦Liquidity, including cash and unencumbered securities, exceeded $725 million.
◦Securities portfolio included approximately $7.4 billion of Agency MBS (including TBA Securities) and U.S. Treasury Securities.
◦Debt to equity ratio (based on repurchase agreements divided by stockholders' equity) was approximately 5.6 to 1. Leverage, including TBA Securities was approximately 6.5 to 1.

Between January 1, 2022 and February 15, 2022, ARMOUR reduced its aggregate portfolio of MBS, including TBA Agency Securities, by $2.9 billion and increased its U.S. Treasury Securities holdings by $1.6 billion.

The Company's remote work protocol has allowed operations to shift quickly between in-person and virtual work environments to adapt effectively to changing conditions.
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ARMOUR Residential REIT, Inc. Announces December 31, 2021 Financial Position and Q4 Results

February 16, 2022
Dividends
ARMOUR paid monthly cash dividends of $0.10 per share of the Company’s common stock for each month in Q4 2021. ARMOUR paid common stock dividends of $0.10 per share on January 28, 2022 to holders of record on January 18, 2022. ARMOUR previously announced the February and March common stock dividends of $0.10 per share to be paid on February 28, 2022 and March 28, 2022 to holders of record on February 15, 2022 and March 15, 2022, respectively. ARMOUR’s Board of Directors will determine future common dividend rates based on an evaluation of the Company’s results, financial position, real estate investment trust (“REIT”) tax requirements, and overall market conditions as the quarter progresses. In order to maintain ARMOUR’s tax status as a REIT, the Company is required to timely distribute substantially all of its ordinary REIT taxable income for the tax year.

ARMOUR paid monthly cash dividends of $0.14583 per share of the Company’s Series C Preferred Stock for each month in Q4 2021. ARMOUR paid Series C Preferred Stock dividends of $0.14583 per share on January 27, 2022 to holders of record on January 15, 2022. ARMOUR previously announced the February and March Series C Preferred Stock dividends of $0.14583 per share to be paid on February 28, 2022 and March 28, 2022 to holders of record on February 15, 2022 and March 15, 2022, respectively.

Conference Call
As previously announced, the Company will provide an online, real-time webcast of its conference call with equity analysts covering Q4 2021 operating results on Thursday, February 17, 2022, at 8:00 a.m.(Eastern Time). The live broadcast will be available online and can be accessed at https://services.choruscall.com/mediaframe/webcast.html?webcastid=FAFTLPj5. To monitor the live webcast, please visit the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An online replay of the event will be available on the Company’s website at www.armourreit.com and continue for one year.

ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these, the impact of the COVID-19 pandemic on the Company's operational and financial performance and other risk factors are contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any
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ARMOUR Residential REIT, Inc. Announces December 31, 2021 Financial Position and Q4 Results

February 16, 2022
forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Additional Information and Where to Find It
Investors, security holders and other interested persons may find ARMOUR's most recent Company Update and additional information regarding the Company at the SEC’s internet site at www.sec.gov, or the Company website at www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:     investors@armourreit.com
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340
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